Exhibit 4

NOTE PURCHASE AGREEMENT

by and among

POWER PROFIT GROUP LIMITED

(as the Issuer)

HEPING WAN

(as the Controlling Person)

and

Sequoia Capital 2010 CGF Holdco, Ltd.

(as the Purchaser)

Dated: October 21, 2013

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	RULES OF CONSTRUCTION	4

3.	ISSUANCE OF NOTE	5

4.	CLOSINGS; PURCHASE, SALE AND DELIVERY	5

5.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER	5

6.	PURCHASER’S REPRESENTATIONS AND WARRANTIES	6

7.	COVENANTS	7

8.	CONDITIONS PRECEDENT	8

9.	SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION	10

10.	LIABILITY CAP	10

11.	SUBSTITUTION OF PURCHASER	11

12.	TAXES, FEES AND EXPENSES	11

13.	CONFIDENTIALITY	11

14.	MISCELLANEOUS	12

SCHEDULES

SCHEDULE 1	LIST OF LISTCO SUBSIDIARIES

EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	COPY OF ISSUER SHARE CHARGE

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This Note Purchase Agreement (this “Agreement”) is dated as of October 21, 2013, by and among Power Profit Group Limited, a company established under the laws of British Virgin Islands (the “Issuer”), Heping Wan (the “Controlling Person”) and Sequoia Capital 2010 CGF Holdco, Ltd., a company established under the laws of the Cayman Islands (the “Purchaser”).

WHEREAS, the Issuer owns of record certain number of Ordinary Shares (as defined below) of 500.com Limited, an exempted company established under the laws of the Cayman Islands, with the registered office at 4th Floor, Harbor Centre, P.O. Box 613, Grand Cayman KY1-1107, Cayman Islands (the “Listco”);

WHEREAS, the Listco owns or controls, directly or indirectly, 100% equity interests in the Listco Subsidiaries (as defined below);

WHEREAS, the Issuer proposes to issue, and the Purchaser proposes to purchase, certain senior secured exchangeable note from the Issuer with the total principal amounts of five million U.S. Dollars (US$5,000,000) on the terms of this Agreement, which are exchangeable for the issued and fully-paid Ordinary Shares (as defined below) in the capital of the Listco.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires the following terms shall have the meanings set forth below. Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the other Sections of this Agreement or the Note (as defined below).

“Affiliate” of any specified Person means: (a) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted) or any trust formed and maintained solely for the benefit of such Person, such Person’s spouse and/or such lineal descendants, (b) in the case of any Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any other Person who is a director or executive officer of (A) such specified Person, (B) any Subsidiary of such specified Person, or (C) any Person described in clause (b) (i) above. For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning given in the recitals.

“AIC” means the State Administration for Industry and Commerce of the PRC, or its duly authorized local branch, as the case may be, or any successors thereto.

“Applicable Law” means any applicable statute, rule, regulation, law or ordinance, or any judgment, decree or order of any Governmental Authority.

“Arbitration Rules” has the meaning given in Section 14(f).

“Business Day” means a day on which registered banks are open for general banking business, other than a Saturday, Sunday or statutory holiday, in the British Virgin Islands, Cayman Islands, PRC, the State of California and Hong Kong.

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“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other equity interests, participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

“CB Issuance” means the issuance by the Listco of the convertible note in the principal amount of US$20 million to the Purchaser pursuant to a note purchaser agreement entered into by the Listco and the Purchaser on or about the date hereof.

“Charged Property” has the meaning given to it under the Issuer Share Charge.

“Charter Documents” means articles of incorporation, certificate of incorporation, by-laws or other organizational documents of a company.

“Closing” has the meaning given in Section 4(a) hereof.

“Closing Date” means the date of the Closing.

“Controlling Person” shall have the meaning given in the Preamble.

“Domestic Companies” means all the Group Companies (other than WFOE) which are incorporated under the laws of PRC, and “Domestic Company” means any of them.

“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same.

“ESOP” means the employee share incentive plan of the Listco adopted by the board of directors and shareholders of Listco, as amended.

“E-Sun Network” means Shenzhen E-Sun Network Co., Ltd. a limited liability company incorporated under the laws of PRC.

“E-Sun Sky Network” means Shenzhen E-Sun Sky Network Technology Co., Ltd. a limited liability company incorporated under the laws of PRC.

“Exchange Right” means the right of the Purchaser to exchange all or part of the outstanding principal amount and any interests accrued but not paid under the Note into the Exchange Shares subject to and in accordance with the terms therein.

“Exchange Shares” means the equity securities of the Listco into which the Note is exchangeable into pursuant to the terms and conditions thereof.

“Governmental Authority” means any federal, state, national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization of applicable jurisdictions.

“Group Companies” or the “Group” means, collectively, the Listco and the Listco Subsidiaries, and “Group Company” means any of them.

“GTD Technology” means Shenzhen Guangtiandi Technology Co., Ltd. a limited liability company incorporated under the laws of PRC.

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“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnified Party” has the meaning given in Section 9(a) hereof.

“Indemnifying Party” has the meaning given in Section 9(a) hereof.

“IPO” means an initial public offering of the Ordinary Shares of the Listco by way of an offer of such shares to the public and/or professional and/or other investors for cash (with warrants or other securities, if appropriate) and the grant of listing of, and permission to deal in, such shares on the Stock Exchange.

“Issuer” has the meaning given in the Preamble.

“Issuer Parties” mean Issuer and Controlling Person.

“Issuer Charged Shares” means 4,615,364 Ordinary Shares in the Listco held by the Issuer charged in favor of the Purchaser pursuant to the Issuer Share Charge, which shall represent approximately 2% of the issued and outstanding share capital of the Listco, calculated based on the assumption that the Listco’s issued and outstanding share capital only consists of 230,768,220 Ordinary Shares as of the date hereof.

“Issuer Share Charge” means the deed of share charge to be entered into by and between the Issuer and the Purchaser on the date hereof, a form of which is attached hereto as Exhibit B.

“Listco” has the meaning set forth in preamble.

“Listco Subsidiaries” means collectively, the entities set forth in Schedule 1 attached hereto, and the “Listco Subsidiary” means any of them.

“Note Purchase Amount” has the meaning given in Section 3 hereof.

“Ordinary Shares” means any ordinary share of the Listco, with a par value of US$0.00005.

“Party” or “Parties” means any signatory or signatories to this Agreement and any Person who subsequently becomes a party to this Agreement as provided herein.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Purchaser” has the meaning given in the recitals.

“Renminbi” or “RMB” means the lawful currency of the PRC from time to time.

“Representative” in relation to a Person, means its Affiliates and its and its Affiliates’ respective directors, officers, employees, agents, advisers, accountants and consultants.

“RMB” means the renminbi yuan, the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its duly authorized local branch, as the case may be, or any successors thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

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“Stock Exchange” means the New York Stock Exchange, Nasdaq Global Market System or any other major exchange that has been registered under the Securities Act or other recognized stock market agreed upon by the Issuer and the Purchaser.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly, by: (a) such Person, or (b) such Person and one or more Subsidiaries of such Person.

“Tax” and “Taxation” means (a) any form of tax whenever created or imposed and whether of the PRC, Hong Kong, the Cayman Islands or elsewhere, payable to or imposed by any taxation authority and includes, without limitation, profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, estate duty, capital duty, stamp duty, payroll tax and other similar liabilities or contributions and any other taxes, levies, duties, charges, imposts or withholdings similar to, corresponding with, or replacing or replaced by any of the foregoing; and (b) all charges, interests, penalties and fines, incidental or relating to any Taxation falling within (a) above.

“Taxing Jurisdiction” has the meaning ascribed to it under Section 12(a).

“Transaction Documents” means this Agreement, the Note, the Issuer Share Charge, and any ancillary document thereof, or any of them as the context may so require.

“U.S. Dollars” or “US$” means the lawful currency of the United States from time to time.

“YLG Technology” means Shenzhen Youlanguang Technology Co., Ltd. a limited liability company incorporated under the laws of PRC.

2.	Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and in the plural include the singular;

(d) all references in this Agreement to “Sections”, “Exhibits” and other subdivisions are to the designated Sections, Exhibits and subdivisions of this Agreement as originally executed;

(e) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors and permitted assignees or transferees;

(f) a reference to (or to any specified provision of) any agreement or document (including any Transaction Document) is to be construed as a reference to that agreement or document as it may be amended from time to time;

(g) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

(h) “including” means “including without limitation;”

(i) provisions apply to successive events and transactions; and

(j) references to a statute or statutory provision are to be construed as a reference to that statute or statutory provision as it may be amended from time to time.

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3.	Issuance of the Note.

Subject to the terms and conditions of this Agreement, at the Closing, the Issuer shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Issuer, an exchangeable note (the “Note”) in the aggregate principal amount of five million U.S. Dollars (US$5,000,000) (the “Note Purchase Amount”) for a consideration equivalent to the Note Purchase Amount. The Note will be issued in accordance with the terms and conditions set forth in the form of Note attached hereto as Exhibit A.

4.	Closings; Purchase, Sale and Delivery.

(a) Subject to the satisfaction or waiver of all the conditions set forth in Sections 8.1 and 8.2, the closing of issue and sale to the Purchaser of the Note (the “Closing”) shall occur remotely through exchange of electronic files, documents, and signatures within five (5) Business Days or such other date agreed by the parties after all closing conditions under Sections 8.1 and 8.2 have been satisfied or waived or any other date as may be agreed upon by the Issuer and the Purchaser (the “Closing Date”) , but in no event later than five (5) Business Days from the delivery by the Issuer of the documents contemplated by Sections 8.1 and 8.2 hereunder.

(b) On the Closing Date, the Issuer shall deliver to the Purchaser (i) the Note Certificate issued to the Purchaser and in such denomination as the Purchaser may request, and (ii) a certified true copy of the register of noteholders of the Issuer reflecting the issuance of the Note to the Purchaser.

(c) In consideration for the Note, the Purchaser shall, on the Closing Date, pay to the Issuer the Note Purchase Amount, by bank wire transfer to such bank account or accounts as the Issuer designated to the Purchaser at least two (2) Business Days prior to the Closing.

5.	Representations and Warranties of the Issuer.

The Issuer makes the following representations and warranties to the Purchaser as of the date of this Agreement and such representations and warranties shall be deemed to be made as of the Closing Date:

5.1 Organization. The Issuer (i) has been duly organized, is validly existing and is in good standing under the laws of British Virgin Islands, (ii) has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business in each jurisdiction in which it conducts business.

5.2 Authorization. (i) The Issuer has taken all requisite corporate actions and has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby; (ii) this Agreement has been duly authorized, executed and delivered by the Issuer; and (iii) each of the Transaction Documents has been duly authorized and when executed and delivered by the Issuer shall constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

5.3 Shareholding. The Issuer is wholly owned by the Controlling Person. The Issuer is the sole legal owner of the Issuer Charged Shares.

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5.4 Non-Contravention. The execution, delivery and performance of and compliance with the Transaction Documents by each Issuer Party do not and will not result in any violation of or conflict with the Charter Documents of the Issuer (in the case of the Issuer), or result in a material breach of, or constitute a material default under any material agreement to which such Issuer Party is a party or under which the properties or assets of the Issuer Party may be bound.

5.5 Approvals. Other than board approval, which will be obtained prior to the Closing, no consent, approval, qualification, order or authorization of, or designation, declaration or filing with, any Governmental Authority or any other party on the part of the Issuer Parties is required in connection with the valid execution and delivery of this Agreement, any other Transaction Documents, or the consummation of the transactions contemplated hereunder or thereunder.

5.6 Valid Issuance of Note. The Note, when issued, sold and delivered in accordance with the terms thereof and for the considerations set forth herein, will be free of restrictions on transfer, other than restrictions on transfer as set forth in the Note and under Applicable Law. Assuming the accuracy of the Purchaser’s representations in Section 6 below, the Note will be issued in compliance with Applicable Law, including securities laws of relevant jurisdictions. The Note has been duly authorized by the Issuer and, when executed and delivered by the Issuer in accordance with the terms of this Agreement and the Note, the Note will have been duly executed, issued and delivered by the Issuer and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

5.7 Exchange Shares and Issuer Charged Shares. (i) The Exchange Right, when the Note is issued, will provide for the right to exchange the Note into certain number of Exchange Shares pursuant to the terms and conditions set out thereunder; (ii) the Issuer is the sole legal owner of such number of Exchange Shares (or such other securities of the Listco that are exchangeable or convertible into the Exchange Shares) that are sufficient to satisfy the Exchange Right under the Note; (iii) the Exchange Shares (or such other securities of the Listco that are exchangeable or convertible into the Exchange Shares) are duly issued, fully paid and non-assessable, free from all taxes, Encumbrances, charges and security interests and are not subject to any rights of first refusal or other rights to purchase such Exchange Shares and free of restrictions on transfer, in each case, other than as expressly contemplated by or set forth in the Transaction Documents, the then current memorandum and articles of association of the Listco and any Applicable Law; (iv) upon the exercise of the Exchange Right by the Purchaser in accordance with the terms and condition of the Note and registration of the Purchaser in the register of members of the Listco, the Purchaser will acquire good and valid title to the Exchange Shares, free and clear of any Encumbrances; and (v) the Issuer Charged Shares are duly issued, fully paid and non-assessable, free from all taxes, Encumbrances, charges and security interests and will not subject to any rights of first refusal or other rights to purchase such shares and free of restrictions on transfer, in each case, other than as expressly contemplated by or set forth in the Transaction Documents, the then current memorandum and articles of association of the Listco and any Applicable Law.

5.8 No Existing Indebtedness. The Issuer has no more than US$4,000,000 of outstanding indebtedness, obligations and other liabilities, whether absolute, accrued, contingent, fixed or otherwise other than the Note.

6.	Purchaser’s Representations and Warranties.

The Purchaser represents and warrants to the Issuer as follows:

6.1 Organization. The Purchaser (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite

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power and authority to carry on its business as presently conducted and as proposed to be conducted and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business in each jurisdiction in which it conducts business.

6.2 Authorization. (i) The Purchaser has taken all requisite corporate actions and has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby; (ii) this Agreement has been duly authorized, executed and delivered by the Purchaser; and (iii) each of the Transaction Documents has been duly authorized and when executed and delivered by the Purchaser shall constitute a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

6.3 Non-Contravention. The execution, delivery and performance of and compliance with the Transaction Documents by the Purchaser do not and will not result in any violation of or conflict with the Charter Documents of the Purchaser, or result in a material breach of, or constitute a material default under any material agreement to which the Purchaser is a party or under which the Purchaser’s properties or assets may be bound.

6.4 Approvals. Except for those that have been obtained and assuming the accuracy of the representations and warranties made by the Issuer in Section 5 of this Agreement, no consent, approval, qualification, order or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the consummation of the transactions contemplated hereunder.

6.5 Regulation S Eligibility; Restriction on Resale. Such Purchaser acknowledges that the Note to be purchased by such Purchaser is being offered and sold outside the United States pursuant to Regulation S under the Securities Act. Such Purchaser is not a U.S. person as defined in Regulation S and is located outside of the United States. Such Purchaser understands that the Note to be purchased by such Purchaser has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to the registration requirements under the Securities Act.

6.6 No Public Market. The Purchaser understands that no public market now exists for the Note to be held by the Purchaser or the Exchange Shares, and that neither the Issuer nor the Listco has made any assurances that there will ever be a public market for such Note or the Exchange Shares.

7.	Covenants.

(a) Performance of Obligations. The Issuer shall do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date in order to consummate the transactions contemplated by the Transaction Documents on a timely basis, including giving such notices and obtaining all other authorizations, consents, orders and approvals of all Governmental Authorities and other third parties that are or may become necessary for its execution and delivery of, and (subject to the assistance reasonably required from the Purchaser) the performance of its obligations under, this Agreement and other Transaction Documents and shall cooperate fully with the other parties hereto in promptly seeking to obtain all governmental and regulatory approvals that are required to be obtained prior to or after the Closing.

(b) Ranking. The Issuer shall ensure that the payment obligations of the Issuer under the Transaction Documents shall at all times rank at least pari passu with all existing and future senior secured indebtedness of the Issuer and senior to all existing and future unsecured indebtedness of the Issuer.

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(c) No Material Adverse Effect. Prior to each Closing Date, each of the Issuer and Controlling Person shall not do anything or take any step, action or measure (or omit to take the same), that has, individually or in the aggregate, a material adverse effect to the Group Companies taken as a whole.

(d) Exclusivity. Until the Closing Date, neither the Issuer nor the Controlling Person shall enter into any binding written agreement relating to (A) direct or indirect acquisition or purchase of any debt or Capital Stock of the Issuer or any tender offer or exchange offer involving the Issuer, (B) a merger, amalgamation, share exchange or consolidation involving the Issuer, (C) any transfer or disposal of interest in the Issuer Charged Shares, or (D) any other capital raising transaction by the Issuer out of the ordinary course of business (each a “Prohibited Activity”) other than with the Purchaser and its representatives.

(e) Public Disclosure or Filings. Prior to making any public disclosure or filings by the Issuer as may be required by Applicable Law with respect to any of the Transaction Documents and the transactions contemplated hereby and thereby, the Issuer shall provide the Purchaser and its counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any reasonable comments provided by the Purchaser or its counsel, provided that the Issuer may proceed in good faith if any delay could result in a breach by it under Applicable Law or unduly delay its compliance with regulatory requirements.

(f) Transfer by Issuer. For as long as the Note remains outstanding, (x) the Controlling Person agrees not to transfer the shares he holds in the Issuer and agrees to procure the Issuer not to transfer or otherwise dispose of any of Issuer Charged Shares; and (y) the Issuer agrees not to transfer or otherwise dispose of any of Issuer Charged Shares without the prior written consent of the Purchaser.

(g) Tax Compliance. The Issuer shall pay all Taxes that are due and payable by the Issuer in relation to consummation of the transaction contemplated by this Agreement and the other Transaction Documents (including without limitation, the issuance, exchange or redemption of the Note) in full compliance with all Applicable Law.

(h) Purchaser Lock-up Period Upon IPO. Following the closing of an IPO, the Purchaser agrees not to sell the Exchange Shares during the lock-up period as required by the underwriters of the Listco or the applicable rules, provided that such lock-up period for the Purchaser shall not be longer than those for the Controlling Person or any other shareholder of Listco.

(i) Post-closing Deliverables. The Issuer shall deliver to the Purchaser (i) a certificate of good standing of the Issuer, and (ii) share certificates of the Issuer Charged Shares, each within ten (10) Business Days from the issuance date of the Note.

8.	Conditions Precedent.

8.1 Conditions Precedent to Purchaser’s Obligations at the Closing. The Purchaser’s obligation to purchase the Note under this Agreement at the Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

(a) Representations and Warranties. All the representations and warranties of the Issuer contained in each Transaction Document shall be substantially true and correct as of the date hereof and as of the Closing Date (except that, for the avoidance of doubt, any representation or warranty that is expressed to be made by reference to the facts and circumstances existing at a specific date shall be made by reference to the facts and circumstances existing as at such specific date). The

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Issuer and Controlling Person shall have substantially performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing Date.

(b) No Order. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents.

(c) No Action. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents.

(d) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by all parties thereto (other than the Purchaser), and the Purchaser shall have received an original (or clearly legible electronic copy) of each Transaction Document which has been fully executed by all parties thereto (other than the Purchaser).

(e) Material Adverse Effect. There shall have been no event or events that are, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, properties, or results of operations of the Group Companies taken as a whole (the “Material Adverse Effect”).

(f) Internal Approval. The board of directors of the Issuer shall have approved the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder.

(g) Share Charge. The Issuer Share Charge (including any and all exhibits and schedules attached thereto) shall have been duly executed, and such share charge shall have been duly annotated on the register of members of the Listco. The Issuer shall have delivered to the Purchaser a copy of the relevant extracts of duly annotated register of members of Listco certified by the registered agent of the Listco and a copy of Register of Mortgages and Charges of the Issuer, each reflecting the Issuer Share Charge.

(h) Issuer’s Register of Members and Directors. The Issuer shall have delivered to the Purchaser certified true copies of the register of members and register of directors of the Issuer.

(i) Completion of the CB Issuance. The CB Issuance has been completed on or prior to the Closing.

(j) Compliance Certificate. The Purchaser shall have received on the Closing Date, a certificate dated as of the Closing Date signed by the Issuer to the effect that (a) the representations and warranties set forth in Section 5, are true and correct with the same force and effect as though expressly made on and as of the Closing Date, (b) the Issuer shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, (c) on or prior to the Closing, no event or events have occurred, no information has become known to the Issuer, nor does any condition exist that could result in a Material Adverse Effect.

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8.2 Conditions Precedent to Issuer’s Obligations at the Closing. The Issuer’s obligation to issue the applicable Note under this Agreement at the Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to each Closing Date, unless otherwise specified:

(a) Representations and Warranties. All the representations and warranties of the Purchaser contained in each Transaction Document shall be substantially true and correct as of the date hereof and as of such Closing Date (except that, for the avoidance of doubt, any representation or warranty that is expressed to be made by reference to the facts and circumstances existing at a specific date shall be made by reference to the facts and circumstances existing as at such specific date). The Purchaser shall have substantially performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing Date.

(b) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by the Purchaser, and the Issuer shall have received an original (or clearly legible electronic copy) of each Transaction Document which has been fully executed by the Purchaser.

(c) No Order. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the applicable Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents.

(d) No Action. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the applicable Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents.

(e) Internal Approval. The Purchaser shall have obtained all necessary internal approval on the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder.

9.	Survival of Representations; Indemnification.

(a) The Issuer (the “Indemnifying Party) agrees to indemnify and hold harmless the Purchaser, its Affiliates, and their respective officers, directors, partners, shareholders, counsel, employees and agents (the Purchaser and each such other person being referred to as an “Indemnified Party”), as determined by arbitration to be the Issuer’s responsibility (or otherwise agreed between the Parties), from and against any losses, claims, damages, liabilities and expenses (as reasonably incurred) arising out of any breach by any of the Issuer of any of the representations and warranties set forth in any Transaction Document, and will reimburse the Indemnified Parties for all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred in connection with investigating, preparing, defending or settling any such action or claim, in connection with litigation, arbitration or similar procedures in which any Indemnified Party is a named party.

(b) The right to make a claim under the representations and warranties, covenants and indemnities provisions and other provisions set forth in this Agreement against the Issuer shall remain operative and in full force and effect, and will survive one year after the Closing Date, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the parties hereto, and (ii) acceptance of the Note and payment for it hereunder.

10.	Liability Cap.

Notwithstanding anything herein to the contrary, for so long as the Issuer Share Charge remains legal, binding and enforceable in accordance with the terms thereof, the sole remedy of the Purchaser and the Indemnified Parties under this Agreement shall be limited to the Issuer Charged Shares and the Purchaser and the Indemnified Parties shall have no recourse whatsoever against the other property or assets of the Issuer and the Controlling Person.

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11.	Substitution of Purchaser.

The Purchaser shall have the right to nominate any one of its Affiliates as the purchaser of the Note, by written notice to the Issuer, which notice shall be signed by both the Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations and warranties set forth in Section 6. Upon receipt of such notice by the Issuer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original Purchaser. In the event that such Affiliate is so submitted as a purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Note then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Purchaser, and the original Purchaser shall have all the rights of an original holder of the Note under this Agreement.

12.	Taxes, Fees and Expenses.

(a) All payments made by the Issuer to the Purchaser under the Note and the other Transaction Documents will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government authorities of the British Virgin Islands, the PRC or any other jurisdiction (each, a “Taxing Jurisdiction”), unless deduction or withholding of such taxes, duties, assessments or governmental charges is required by Applicable Law, and the Purchaser shall be provided with reasonable documents evidencing the requirements on such tax deduction or withholding by the Issuer prior to or promptly after the payment.

(b) Each party understands that it shall be responsible for its own tax liability and its own expenses and costs that may arise as a result of this investment or the transactions contemplated by this Agreement or the other Transaction Documents or any other documents or agreements contemplated hereby and thereby to which it is a party.

13.	Confidentiality

(a) Each Party shall (and shall ensure that each of its Representatives shall) maintain the confidentiality of this Agreement and the terms hereof and any non-public information relating to any of the Group Companies, the Parties and their Affiliates or otherwise in connection with this Agreement (the “Confidential Information”) and not disclose that Confidential Information to any person except (i) as this Section 13 permits or (ii) as the other Parties approve in writing.

(b) Section 13(a) shall not prevent disclosure by a Party or its Representatives to the extent that:

(i) disclosure is required by Applicable Laws (provided that the disclosing Party shall first inform other Parties of its intention to disclose such information, to the extent reasonably practicable and permitted by law, and consider the reasonable comments of other Parties);

(ii) disclosure is of Confidential Information which was lawfully in the possession of that Party or any of its Representatives without any obligation of confidentiality prior to its being received or held;

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(iii) disclosure is of Confidential Information which has previously become publicly available other than through that Party’s breach of any obligation of confidentiality (or that of its Representatives); and

(iv) disclosure is required to the juridical authority or arbitration organization for the purpose of any arbitral or judicial proceedings arising out of this Agreement or any other Transaction Document.

(c) Each Party undertakes that it (and its Representatives) shall only disclose Confidential Information to Representatives if it is reasonably required for purposes connected with the Transaction Documents or such Party’s business and only if the Representatives are informed of the confidential nature of the Confidential Information and undertake or as obligated to keep confidential the Confidential Information. Each Party shall be responsible for breach of confidentiality committed by its Representatives.

14.	Miscellaneous.

(a) Notices. Any notice or other communication to be given or made hereunder shall be in writing and shall be given or made by facsimile, by first class pre-paid post, by courier or personally delivered. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so given or made by facsimile, such notice or communication shall be deemed received on the date of despatch (provided that if the time of the receipt in the recipient’s country is outside 9:30 a.m. to 5:30 p.m. of a normal working day in the recipient’s country, the time of the receipt shall be deemed as 9:30 a.m. on the next working day); if so given or made by post to an address in the PRC, shall be deemed to be received five (5) Business Days after the date of despatch; if so given or made by air-mail to an address outside the PRC, shall be deemed received seven (7) Business Days after the date of despatch; and if so given or made by courier or personally delivered, shall be deemed received at the time of delivery: (i) if to the Issuer or the Controlling Person, to: Geng Jin, 500.com Building, Shenxiangling Sports Center, Longgang District, Shenzhen, 518115, People’s Republic of China, and (ii) if to the Purchaser, to Kok Wai Yee at Suite 2215, 22/F, Two Pacific Place, 88 Queensway, Hong Kong, Fax: (852) 2501 5249.

(b) Amendments and Waiver. Unless otherwise specifically stated herein, any term of this Agreement may be amended with the written consent of the party against whom enforcement may be sought and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), in the case of the obligations of the Purchaser, by the Issuer, and in the case of the obligations of Issuer or Controlling Person, by the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Entire Agreement. This Agreement and other Transaction Documents embody the entire agreements and understandings between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement to the extent permitted by law.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

(f) Dispute Resolution. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction,

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performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “Arbitration Rules”); (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice Hong Kong Law. The arbitration shall be conducted in Chinese. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

(g) Expenses and Fee. Each party shall be responsible for its own legal, accounting and other expenses incurred in connection with the negotiation, execution, and delivery of this Agreement, the Note and other Transaction Documents.

(h) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and permitted assigns of the parties hereto, it being understood that the Purchaser may assign its rights hereunder to any of its Affiliates (other than any Person who is a director or executive officer of the Purchaser or its Affiliates.

(i) Counterparts. This Agreement may be executed in two or more counterparts, through electronic signatures or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages to Follow]

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IN WITNESS whereof the parties have executed this Agreement the day and year first above written.

BY THE ISSUER

POWER PROFIT GROUP LIMITED

By:

	Name:	Heping Wan
	Title:	Director

BY THE CONTROLLING PERSON

Heping Wan

Signature Page to Note Purchase Agreement

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.

BY THE PURCHASER

SEQUOIA CAPITAL 2010 CGF HOLDCO, LTD.

By:

	Name:	KOK WAI YEE
	Title:	Authorized Signatory

Signature Page to Note Purchase Agreement

SCHEDULE 1

LIST OF LISCO SUBSIDIARIES

1.	Fine Brand Limited

2.	500wan HK Limited

3.	E-Sun Sky Computer (Shenzhen) Co., Ltd.

4.	Shenzhen E-Sun Network Co., Ltd.

5.	Shenzhen E-Sun Sky Network Technology Co. Ltd.

6.	Shenzhen Youlanguang Technology Co., Ltd.

7.	Shenzhen Guangtiandi Technology Co., Ltd.

EXHIBIT A

FORM OF NOTE

Principal Amount: US$5,000,000	Certificate No.: 00001

POWER PROFIT GROUP LIMITED

(incorporated in the British Virgin Islands with limited liability)

8% SENIOR EXCHANGEABLE NOTE DUE OCTOBER 21, 2015

EXCHANGEABLE INTO SHARES OF

500.COM LIMITED

Issued pursuant to the memorandum and articles of association of Power Profit Group Limited (the “Issuer”) and a resolution of its board of directors passed on October 21, 2013. The Note is issued on the date stated below with the benefit of and subject to the terms and conditions attached hereto (the “Conditions”) which shall form an integral part of this Certificate. All capitalized terms not otherwise defined herein shall have the meanings attributed to such terms as in the Conditions.

THE EXCHANGEABLE NOTE OF POWER PROFIT GROUP LIMITED (THE “ISSUER”) EVIDENCED HEREBY (THE “NOTE”) OR THE SHARES OF 500.COM LIMITED (“LISTCO”) DELIVERABLE UPON EXCHANGE OF THE NOTE (THE “EXCHANGE SHARES”) HAVE NOT BEEN AND WILL NOT BE AND MAY NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH NOTE AND THE EXCHANGE SHARES DELIVERED UPON EXCHANGE OF THE NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY U.S. PERSON OUTSIDE THE UNITED STATES OR ANY PERSON IN THE UNITED STATES. ANY EXCHANGE NOTICE PROVIDED BY AN EXCHANGING HOLDER OF THE NOTE MUST INCLUDE A CERTIFICATION THAT, AT THE TIME OF SUCH EXCHANGE, SUCH HOLDER IS NOT IN THE UNITED STATES, IS NOT A U.S. PERSON AND IS NOT EXCHANGING THE NOTE ON BEHALF OF A U.S. PERSON. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE NOTE EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

THIS IS TO CERTIFY that

SEQUOIA CAPITAL 2010 CGF HOLDCO, LTD.

whose registered address is situated at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Holder”), is, at the date hereof, entered in the Issuer’s register of noteholders (the “Register of Noteholders”) as the Holder of the Note in the principal amount of FIVE MILLION U.S. DOLLARS (US$5,000,000) (which amount is also set out on the top left hand side of this Certificate. For value received, the Issuer by such entry promises to pay the Holder, or the person who appears at the relevant time on the Register of Noteholders as Holder of the Note in respect of which this Certificate is issued, such amount as shall become due in respect of the Note in accordance with the Conditions and each of the Issuer and the Holder agrees to comply with the Conditions.

The Note in respect of which this Certificate is issued is exchangeable into certain Exchange Shares in accordance with the Conditions.

Subject to the Conditions, the Note is secured by the Issuer Share Charge in the manner and on the terms set forth therein.

This Certificate is evidence of entitlement only. Title to the Note passes only on due registration in the Register of Noteholders maintained by the Issuer and only the duly registered Holder is entitled to payments on the Note in respect of which this Certificate is issued.

Capitalized terms used but not defined herein shall have the meanings given to them in the Conditions.

[The remainder of the page is left blank intentionally]

ISSUER:

POWER PROFIT GROUP LIMITED

By:
Name:
	Title:	Director

CONTROLLING PERSON:

HEPING WAN

TERMS AND CONDITIONS OF THE NOTE

The following, other than the words in italics, is the text of the Terms and Conditions (“Conditions”) of the Note which will appear on the reverse of the definitive certificate evidencing the Note.

The issue of this senior exchangeable note (the “Note”) by the Issuer on October 21, 2013 (the “Issue Date”) in the principal amount of FIVE MILLION U.S. DOLLARS (US$5,000,000) with interest accrued at a rate of eight percent (8%) per annum was authorised by a resolution of the Board passed on October 21, 2013.

1.	Definitions and Interpretation

1.1	For the purpose of these Conditions, the words and expressions set out below shall have the meaning attributed to them below unless the context otherwise requires:

“Affiliate” of any specified Person means: (a) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted) or any trust formed and maintained solely for the benefit of such Person, such Person’s spouse and/or such lineal descendants, (b) in the case of any Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any other Person who is a director or executive officer of (A) such specified Person, (B) any Subsidiary of such specified Person, or (C) any Person described in clause (b)(i) above. For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Arbitration Rules” has the meaning given to it under Condition 18.2.

“Board” means the board of directors of the Issuer from time to time.

“Business Day” means a day on which registered banks are open for general banking business, other than a Saturday, Sunday or statutory holiday, in the PRC, Cayman Islands, British Virgin Islands, the State of California and Hong Kong.

“BVI Co” means Fine Brand Limited, a company established under the laws of the British Virgin Islands, which is wholly owned by the Listco.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other equity interests, participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Certificate” has the meaning given to it under Condition 3.1.

“Charged Property” has the meaning given to it under the Issuer Share Charge.

“Charged Shares” means an aggregate of 4,615,364 Ordinary Shares in the Listco held by the Issuer charged in favor of the Purchaser pursuant to the Issuer Share Charge, which shall represent approximately 2% of the issued and outstanding share capital of the Listco, calculated based on the assumption that the Listco’s issued and outstanding share capital consists of 230,768,220 Ordinary Shares as of the date hereof.

“Class A Ordinary Share” means, any Class A ordinary share of the Listco, par value of US$0.00005 per share, which shall be entitled to one (1) vote per share and shall not be convertible into Class B Ordinary Share under any circumstance. For the avoidance of doubt, no Class A Ordinary Shares currently exist at the time of issuance of this Note and there is no guarantee that such share would ever exist in the share capital of the Listco.

“Class B Ordinary Share” means, Class B ordinary share of the Listco, par value of US$0.00005 per share, which shall be entitled to ten (10) votes per share and shall be convertible at any time into Class A Ordinary Share at the ratio of 1:1. For the avoidance of doubt, no Class B Ordinary Shares currently exist at the time of issuance of this Note and there is no guarantee that such share would ever exist in the share capital of the Listco.

“Competitor” means any Person directly or indirectly competes with the business of any of the Group Companies.

“Controlling Person” means Heping Wan.

“Designated Office” means 500.com Building, Shenxiangling Sports Center, Longgang District, Shenzhen, 518115, People’s Republic of China.

“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same.

“E-Sun Network” means Shenzhen E-Sun Network Co., Ltd. a limited liability company incorporated under the laws of PRC.

“E-Sun Sky Network” means Shenzhen E-Sun Sky Network Technology Co., Ltd. a limited liability company incorporated under the laws of PRC.

“Exchange Date” means the effective date of exchange of the Note into Exchange Shares, as determined in accordance with Condition 6.2.

“Event of Default” has the meaning given to it under Condition 12.

“Exchange Notice” means a notice of exchange in or substantially in the form of Exhibit II attached to these Conditions to be given by the Holder upon any exercise of Exchange Right.

“Exchange Right” has the meaning given to it under Condition 6.1.

“Exchange Shares” means (i) if and to the extent the Holder of the Note exercises its Exchange Right in connection with an IPO, (a) such number of issued and fully paid Class B Ordinary Shares held by the Issuer to be transferred to the Holder to the extent that the Capital Stock of the Listco includes such Class B Ordinary Shares; or (b) such number of issued and fully paid Listing Equity Securities held by the Issuer to be transferred to the Holder to the extent that the Capital Stock of the Listco does not include any Class B Ordinary Shares, in each case calculated in accordance with Condition 6.1, or (ii) in the case of exchange upon Trade Sale, such number of Ordinary Shares or other class of shares of Capital Stock of the Listco held by the Issuer, having the preferences or priority on a parity with any other shares of Listco that are beneficially owned by the Controlling Person or his Affiliate, calculated in accordance with Condition 6.1, in both cases of clauses (i) and (ii) above, including all and any other property that may at any time be received or receivable by or otherwise distributed to the Issuer in substitution for, or in addition to, or in exchange for any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization or amalgamation of the Listco with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares, legally and beneficially owned by the Issuer and calculated in accordance with Condition 6.

“Extended Maturity Date” has the meaning given to it under Condition 8.2.

“FCPA” has the meaning given to it under Condition 10.

“First Year of Issue Date” means the period from the Issue Date until the first anniversary of Issue Date (last date exclusive).

“Group Companies” or “Group” means collectively, the Listco and Listco Subsidiaries, and “Group Company” means any of them.

“HK Co” means 500wan HK Limited, a company incorporated in Hong Kong, which is wholly owned by the BVI Co.

“HKIAC” has the meaning given to it under Condition 18.2.

“Holder” or “Holder of the Note” has the meaning given to it under Condition 3.2.

“Interest Rate” means the interest rate of eight percent (8%) compounded annually.

“IPO” means an initial public offering of the Capital Stock of the Listco and the listing of such Capital Stock on a Stock Exchange.

“Issue Date” means the date of issuance of this Note.

“Issuer Share Charge” means the deed of share charge to be entered into by and between the Issuer and the Purchaser on or about October 21, 2013.

“Listco” means 500.com Limited, an exempted company incorporated in the Cayman Islands.

“Listco Subsidiaries” means BVI Co, HK Co and the PRC Subsidiaries, and “Listco Subsidiary” means any of them.

“Listing Equity Securities” means the Class A Ordinary Shares or such other Capital Stock of the Listco that are of the same class and series as the equity securities to be offered in the IPO and listed on a Stock Exchange (either directly or through a depositary arrangement).

“Loss” has the meaning given to it under Condition 9.

“Maturity Date” means October 21, 2015.

“Note Purchase Agreement” means the note purchase agreement dated October 20, 2013 by and among the Issuer, the Purchaser and the Controlling Person in respect of the issuance and subscription of the Note.

“Noteholder” has the meaning given to it under Condition 3.2.

“Ordinary Share” means, any ordinary shares of the Listco, par value of US$0.00005 per share.

“Per Share IPO Price” the per share price of the Listing Equity Securities as offered to the public in the IPO.

“Per Share Trade Sale Price” means with respect to a Trade Sale that is an equity sale as contemplated by clauses (i) and (ii) in the definition of Trade Sale, the per share price of the Listco’s equity securities received by the shareholders of the Listco as consideration for such Trade Sale, and with respect to a Trade Sale that is an asset sale as contemplated by clauses (iii) and (iv) in the definition of Trade Sale, a faction the numerator of which is the total purchase price received by the Listco as consideration for such Trade Sale and the denominator of which is the total issued and outstanding equity securities of the Listco.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“PRC Subsidiary” means any of the WFOE, E-Sun Network, E-Sun Sky Network, YLG Technology, GTD Technology, and any other current and future corporation, company (including any limited liability company), association, partnership, joint venture or other business entity from time to time organized and existing under the laws of the PRC which is or will be a Subsidiary of the Listco.

“Purchaser” means Sequoia Capital 2010 CGF Holdco, Ltd.

“Register of Noteholders” has the meaning given to it under Condition 3.3(a).

“Renminbi” or “RMB” means the lawful currency of the PRC from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Stock Exchange” means the New York Stock Exchange, Nasdaq Global Market System or any other major exchange that has been registered under the Securities Act or an internationally recognized stock market agreed upon by the Issuer and the Holder.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person.

“Tax” and “Taxation” means (a) any form of tax whenever created or imposed and whether of the PRC, Hong Kong, the Cayman Islands or elsewhere, payable to or imposed by any taxation authority and includes, without limitation, profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, estate duty, capital duty, stamp duty, payroll tax and any other taxes, levies, duties, charges, imposts or withholdings similar to, corresponding with, or replacing or replaced by any of the foregoing; and (b) all charges, interests, penalties and fines, incidental or relating to any Taxation falling within (a) above.

“Trade Sale” means any of the following events: (i) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Listco or a majority of the voting power of the Listco; or (ii) a merger, consolidation or other business combination of the Listco with or into any other business entity in which the shareholders of the Listco immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity; or (iii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies taken as a whole; or (iv) a transfer or exclusive licensing of all or substantially all of the intellectual property of the Group Companies taken as a whole to any third party.

“Taxing Jurisdiction” has the meaning given to it under Condition 11.

“Transaction Documents” means this Note, the Note Purchase Agreement, the Issuer Share Charge and any ancillary document thereof, or any of them as the context may so require.

“US” means United States of America.

“U.S. Dollars” or “US$” means the lawful currency of the United States from time to time.

“WFOE” means E-Sun Sky Computer (Shenzhen) Co., Ltd. a wholly foreign-owned enterprise incorporated under the laws of PRC which is wholly owned by the HK Co.

“YLG Technology” means Shenzhen Youlanguang Technology Co., Ltd. a limited liability company incorporated under the laws of PRC.

1.2	A reference to “outstanding” in relation to the Note shall exclude the portion of the Note which have been redeemed or in respect of which exchange have been completed and which have been cancelled in accordance with these Conditions.

1.3	A reference to a statute or statutory provision includes a reference:

(a)	to that statute or provision as from time to time modified or re-enacted; and

(b)	to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

1.4	Unless the context otherwise requires:

(a)	words in the singular include the plural, and vice versa;

(b)	words importing any gender include all genders; and

(c)	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

1.5	Condition headings in these Conditions are included for convenience of reference only and shall not constitute a part of the Note for any other purpose. The Exhibits to these Conditions form part of these Conditions and shall be read accordingly.

2.	Status and Security

2.1	Status

The Note constitutes senior, direct, unsubordinated, unconditional and secured obligations of the Issuer and shall at all times rank at least pari passu with all existing and future senior secured indebtedness of the Issuer and senior to all existing and future unsecured indebtedness of the Issuer.

2.2	Listco Share Charge

(a)	The Issuer’s following obligations are secured by a first priority security interest over the Charged Property created by the Issuer Share Charge:

(i)	the obligation to pay in full the principal amount and the interest accrued under the Note; and

(ii)	the obligation to transfer and deliver all Exchange Shares upon the exercise of the Exchange Rights under the Note by the Holder.

(b)	The Issuer Share Charge shall be discharged automatically if the Note has been redeemed or exchanged in full.

(c)	If the Issuer Share Charge or these terms and conditions is found to be void, invalid or unenforceable according to the rule, policy or otherwise requirements of the Stock Exchange, the Issuer and the Holder shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable agreement or arrangement which most accurately reflects the parties’ intent in entering into the Issuer Share Charge.

3.	Form, Denomination, Title, Register and Certificate

3.1	Form and Denomination

The Note is issued in registered form and in the denomination of FIVE MILLION U.S. DOLLARS (US$5,000,000). A certificate (the “Certificate”) to which this Note is attached has been issued to the Holder of the Note. The Note and the Certificate will be numbered serially with an identifying number which will be recorded on the Certificate and in the Register of Noteholders (as defined below) which will be kept by the Issuer ’s BVI Agent pursuant to Condition 3.3.

3.2	Title

In these Conditions, “Noteholder” and (in relation to the Note) “Holder” or “Holder of the Note” mean the person in whose name the Note is registered.

3.3	Register of Noteholders

(a)	The Issuer will or will procure its BVI corporate registrar service provider (the “BVI Agent”) to maintain and keep the register of noteholders (the “Register of Noteholders”) on which the names and addresses of the Holder of the Note and the particulars of the Note held by it and all transfers of the Note are entered. The Holder of the Note shall be entitled to receive only one Certificate in respect of its holding of the Note.

(b)	The Holder of the Note may request a copy of the Register of Noteholders and upon such request, the Issuer shall promptly provide such Holder of the Note with a copy of the Register of Noteholders at the Designated Office of the Issuer or, if so requested by such Holder of the Note, by registered mail or courier.

3.4	Delivery of New Certificates

Where only part of a principal amount of the Note in respect of which a Certificate is issued is to be transferred, exchanged, redeemed or repurchased, a new Certificate in respect of the Note not so transferred, exchanged, redeemed or repurchased will, promptly upon receipt of the original Certificate together with the other documents required under these Conditions, be made available for collection at the Designated Office of the Issuer or, if so requested in the form of transfer (the form of which being set out in Exhibit I), be mailed by registered mail or courier to the address of such Holder appearing on the Register of Noteholders.

3.5	Replacement of Certificates

If the Certificate for the Note is lost or mutilated, the relevant Holder of the Note shall notify the Issuer as soon as practicable and a replacement Certificate shall be issued if the Holder of the Note provides the Issuer with a declaration by the Holder of the Note or its officer or director that the original Certificate for the Note had been lost or mutilated (as the case may be) or other evidence that the Certificate for the Note had been lost or mutilated, together with the mutilated Certificate for the Note (if applicable).

The Certificate for the Note replaced in accordance with this Condition 3.5 shall forthwith be cancelled.

4.	Transfer of Note

4.1	The Note may be transferred in whole or in part at any time by delivery of the Certificate issued in respect of the Note, with the endorsed form of transfer (the form of which being set out in Exhibit I) duly completed and signed by the Holder of the Note or his attorney duly authorised in writing, to the Issuer in accordance with Condition 14, provided that the Holder shall have provided the ROFR Parties (as defined below) a right of first refusal to purchase the Offered Note (defined hereunder) and has complied with the following procedures in this Condition 4 except where such transfer is an Exempt Transfer as defined in Condition 4(f) below.

(a)	Transfer Notice. If the Holder proposes to, directly or indirectly, transfer, sell, pledge or otherwise dispose of (the “Transfer”) all or any part of the Note (the “Offered Note”) to a third party transferee (the “Proposed Third Party Transferee”), other than in any Exempt Transfer (as defined in Condition 4.1(f) below), the Holder shall, notify the Listco and all then existing shareholders of the Listco (the “ROFR Parties”), by sending a written notice (a “Transfer Notice”) to the ROFR Parties, which shall state (a) the identity of the Proposed Third Party Transferee, (b) the principal amount of the Offered Note proposed to be Transferred, (c) the proposed purchase price (the “Transfer Price”) and (d) the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Holder has received a firm offer from the Proposed Third Party Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. The Transfer Notice shall constitute an irrevocable offer by the Holder to sell the Offered Note to the ROFR Parties.

(b)	Option. By notification to the Holder within twenty (20) days after the date of the Transfer Notice pursuant to Condition 4.1(a) (the “ROFR Exercise Period”), the

ROFR Parties shall have the right to purchase, all or part of the Offered Note at a purchase price equal to the Transfer Price and upon terms and conditions no less favourable to the Holder than those set forth in the Transfer Notice.

(c)	Exercise. The right of ROFR Parties to purchase all or any part of the Offered Note under Condition 4.1(b) above shall be exercisable by any ROFR Party through delivering a written notice of the exercise thereof (the “ROFR Exercise Notice”), prior to the expiration of the ROFR Exercise Period, to the Holder. The failure of each ROFR Party to respond within the ROFR Exercise Period to the Holder shall be deemed to be a waiver of the rights of the ROFR Parties under Condition 4.1(b) above, provided that any ROFR Party may waive its rights under Condition 4.1(b) above prior to the expiration of the ROFR Exercise Period by giving written notice to the Holder. To the extent more than one ROFR Party chooses to exercise such right, the exercising ROFR Parties shall discuss among themselves to decide upon an allocation of the Offered Note, with the default allocation being consistent with the then current shareholding ratio in the Listco among such exercising ROFR Parties.

(d)	Closing. The closing of the purchase of the Offered Note purchased by the ROFR Parties under Condition 4.1(c) shall be held on or prior to the 45th day after the giving of the ROFR Exercise Notice pursuant to Condition 4.1(c) or at such other time and place as the parties to the transaction may agree. At such closing, the Holder shall deliver certificate representing the Offered Note, duly endorsed for transfer, and such Offered Note shall be free and clear of any Encumbrance. The exercising ROFR Party shall deliver at the closing to the Holder payment of the Transfer Price in full in immediately available funds for the Offered Note purchased. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(e)	Sale to a Third Party Transferee. Unless any ROFR Party elects to purchase the Offered Note under Condition 4.1(c), the Holder may, subject to Condition 4.1(h), Transfer the Offered Note to the Proposed Third Party Transferee identified in the Transfer Notice at a price not less than the Transfer Price, and on terms not less favourable to the Holder than the terms set forth in the Transfer Notice.

(f)	Exempt Transfers. The right of first refusal set forth in this Condition 4.1 shall not apply to any Transfer, directly or indirectly, by the Holder to its Affiliates (each such transfer, an “Exempt Transfer”; each such Affiliate, a “Permitted Transferee”).

(g)	Indirect Transfers. In case of an indirect transfer of the Note to any third party other than any Permitted Transferee (the “Indirect Transfer”), the Holder shall promptly notify the Issuer in writing of such proposed Indirect Transfer, and within two weeks of such notice, the Issuer and the Holder shall initiate discussion in good faith on how to proceed with the Indirect Transfer, provided this discussion mechanism does not mean to exempt indirect transfers from the ROFR procedure under this Condition 4.

(h)	Prohibited Transfers. The Holder shall not transfer, sell, pledge or otherwise dispose of all or any part of the Note to any Competitor of any of the Group Companies, which shall be determined in good faith among the Issuer and the Listco.

4.2	Each new Certificate to be issued upon a transfer of Note will, promptly upon receipt of the original Certificate and other documents referred to in Condition 4.1 to the Issuer, be made available for collection at the Designated Office of the Issuer or, if so requested in the form of transfer, be mailed by registered mail or courier to the address specified in the form of transfer.

5.	Interest

5.1	Interest Rate

The Note bears interest on the outstanding principal amount thereof from, and including, the Issue Date at Interest Rate, provided that if the Holder exercises the Exchange Right with respect to any principal amount under the Note within the First Year of Issue Date, no interests shall be accrued for such principal amount so exchanged. Interest payable to the Holder shall be calculated on the aggregate principal amount outstanding of the Note owned by the Holder.

5.2	Interest Payment Date

Interest is payable upon the redemption or exchange of this Note in accordance with these Conditions.

5.3	Cessation of Accrual of Interest

The Note will cease to bear interest:

(a)	on the Exchange Date if the Exchange Rights attaching thereto have been exercised in full and provided that the Exchange Shares have been delivered to the Holder in accordance with the requirements of these Conditions;

(b)	upon redemption thereof on the Maturity Date or Extended Maturity Date (as applicable) unless, upon surrender of the Note by the Holder to the Issuer, the Issuer fails to make payment of the full amount due or otherwise defaults under the Note, in which event interest will continue to accrue in accordance with Condition 5.4 up to but excluding the date on which payment in full of the principal and interests thereof is made.

5.4	Computation of Interest

Interest shall be compounded annually at the Interest Rate pursuant to the Conditions herein. Whenever it is necessary to compute the amount of (i) interest which has accrued for the period of one month, such monthly interest shall be calculated by dividing the annual interest payable in respect of the Note by twelve and (ii) interest which has accrued for a period of less than one month, the daily interest shall be calculated by dividing the annual amount of interest by 365 and on the basis of the actual number of days elapsed.

6.	Exchange

6.1	Exchange Shares

Upon the confirmation of (i) the offering price for an IPO and (ii) the per share price for a Trade Sale, whichever is earlier, the Issuer shall promptly notify the Holder in writing, and the Holder has a right (the “Exchange Right”) at any time after receipt of such notice and prior to the Maturity Date or the Extended Maturity Date, as the case may be, in its sole discretion, to exchange the Note into such number of Exchange Shares, as determined by applying the following computation formula:

N =	V
P × 80%

Where,

“N” shall mean the number of Exchange Shares.

“V” shall mean:

(i)	all or any portion of the outstanding principal amount of the Note to be exchanged, if an closing of an IPO or a Trade Sale, as the case may be, occurs within the First Year of Issue Date, or

(ii)	all or any portion of the outstanding principal amount of the Note to be exchanged, plus at the election of the Holder any and all accrued but unpaid interest for such principal amount to be exchanged under the Note as at the Exchange Date, if the closing of an IPO or a Trade Sale, as the case may be, occurs after the First Year of Issue Date.

“P” shall mean the Per Share IPO Price if and to the extent the Exchange Right is exercised in connection with an IPO or the Per Share Trade Sale Price if and to the extent the Exchange Right is exercised in connection with a Trade Sale.

For the avoidance of doubt, if and to the extent the Exchange Shares are Class B Ordinary Shares, the above formula is based on the assumption that one Class B Ordinary Share is convertible into one share of the Listing Equity Securities; and should the conversion ratio between the Class B Ordinary Shares and the Listing Equity Securities be different, the Issuer shall proportionately adjust the Conversion Price in good faith to achieve an equitable result.

6.2	Exchange Procedure

(a)	Exchange Notice: To exercise the Exchange Right attaching to the Note, the Holder must complete, execute and deposit at the Designated Office an Exchange Notice substantially in the form set out in Exhibit II to these Conditions together with (unless previously delivered to the Issuer) an instrument of transfer in respect of the Exchange Shares duly signed by or on behalf of the Holder, the relevant Certificate and send a copy of the Exchange Notice to the Issuer.

(b)	Exchange Date: In respect of an exercise of Exchange Right, the Exchange Date in respect of the Note being exchanged will be deemed to be the Business Day immediately following the date of the surrender of the Note and delivery to the Issuer of the Exchange Notice therefor.

(c)	Extinction of Right to Receive Repayment: The right of the exchanging Holder to receive repayment of the principal amount and any and all interests accrued but unpaid (if applicable) of the Note being exchanged shall be extinguished and the Issuer shall be released on the Exchange Date from such obligations subject to due transfer of the required number of Exchange Shares by the Issuer to the Holder in accordance with the provisions of Condition 6.

(d)

Fractions of Shares: Fractions of Exchange Shares will not be transferred to the Holder on exchange. If by applying the Exchange Price, fractions of an Exchange Share may otherwise be required to be sold and transferred by the Issuer in order to satisfy in full the exercise of the Exchange Right by the Holder, the number of Exchange Shares shall be rounded down to the nearest whole share and in lieu of any fractional shares to which the Holder would otherwise be entitled, the Issuer shall pay the Holder the cash equivalent of such fraction multiplied by 80% of the Per Share IPO Price if and to the extent the Exchange Right is exercised in connection with an IPO or the Per Share Trade Sale Price if and to the extent the Exchange Right is exercised in connection with a Trade Sale.

(e)	Payment of Interest: To the extent the Holder of the Note does not elect to exchange all of the accrued but unpaid interest for the principal amount with respect to which the Exchanged Right is exercised into Exchange Shares in accordance with Condition 6.1, any such accrued but unpaid interest shall be paid to the Holder on the Exchange Date.

(f)	Transfer of Exchange Shares and Delivery of Share Certificates: After its receipt of the Exchange Notice from the exchanging Holder, the Issuer shall:

(1)	transfer title in the Exchange Shares to the exchanging Holder on the Exchange Date, all in accordance with the memorandum and articles of association of the Listco and prevailing regulations relevant to the transfer of the Exchange Shares; and

(2)	cause the Person designated as the recipient for Exchange Shares by the Holder in the Exchange Notice to be registered as holder of the required number of Exchange Shares in the register of members of the Listco on the Exchange Date.

(g)	Ranking of Exchange Shares: The recipient of the Exchange Shares specified in the Exchange Notice will become the holder on record of the required number of Exchange Shares upon exchange with effect from the date its name is registered on the register of members of the Listco which, for the avoidance of doubt, shall be the Exchange Date. The Exchange Shares delivered pursuant to an exercise of Exchange Right shall (i) in all respects rank pari passu with all other shares of the same class in issue on the Exchange Date and (ii) be entitled to dividends or other distributions by reference to any record date in respect of such dividends or distributions falling on or after the Exchange Date.

6.3	Upon exercise of the Exchange Right, the Holder shall sign an addendum agreeing to comply with and be bound by the then-existing shareholders agreement of the Listco in the same way as other holders of the same class of shares as the Exchange Shares, to the extent applicable. For the avoidance of doubt, there is no shareholders agreement existing as of the date of the Note Purchase Agreement.

7.	Payments

7.1	Principal Amount, Interest

(a)	Payment of principal, interest, and other payable under the Conditions will be made by wire transfer of immediately available funds to the registered account of the Holder. Unless otherwise exchanged by the Holder, the full payment of principal and interest shall have been made prior to surrender of the relevant Certificate to the Issuer. For the avoidance of doubt, the relevant Certificate shall be deemed cancelled with no further effect and the name of the Holder deemed removed from the Register of Noteholders as of the date of the irrevocable instructions given to a bank for the full payment of outstanding principal and interest to the Holder pursuant to the Conditions, whether or not such Certificate is surrendered by the Holder.

(b)	When making payments to the Holder, fractions of one U.S. cent will be rounded down or up (as the case may be) to the nearest U.S. cent.

7.2	Registered Accounts

For the purpose of this Condition 7, the Holder’s registered account means the United States Dollar account designated by it from time to time, details of which appear on the Register of Noteholder at the close of business on the second Business Day before the due date for payment.

7.3	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 11. No commissions or expenses shall be charged to the Holder in respect of such payments.

7.4	Payment Initiation

Where payments are to be made by transfer to the registered account of the Holder, payment instructions (for value on the due date or as adjusted according to Condition 7.5) will be given at least five (5) Business Days prior to the due date for such payment.

7.5	Payment on Business Day

If the due date for payment of any amount in respect of the Note is not a Business Day, the Issuer shall make payment on the next following Business Day in the same manner together, if interest has been accruing on the outstanding and unpaid amount, with interest accrued in respect of any such postponement.

7.6	Set off

All payments made by the Issuer under the Note shall be made in full without set-off or counterclaim, except for any deduction or withholding as required by applicable laws, which shall be supported by reasonable documents evidencing such requirements on such deduction or withholding prior to or promptly after any such deduction or withholding under Note by the Issuer.

8.	Redemption and Cancellation

8.1	Redemption at Maturity

Unless previously redeemed or exchanged or purchased and cancelled as provided herein, the Issuer shall redeem the outstanding Note on the Maturity Date at the redemption amount which is the sum total of the outstanding principal amount under the Note together with any and all unpaid interest (calculated at the Interest Rate in accordance with Condition 5) accrued from and including the Issue Date up to but excluding the Maturity Date.

8.2	Redemption on Extended Maturity Date

If the IPO fails to be consummated on or before the Maturity Date, the Holder shall have the right, but not the obligation, at its sole discretion, to extend the Maturity Date to the last day of the 36th month from the Issue Date (the “Extended Maturity Date”). Unless previously redeemed or exchanged or transferred and cancelled as provided herein, the Issuer shall redeem the outstanding Note on the Extended Maturity Date at a redemption amount which is the sum total of the outstanding principal amount under the Note together with all unpaid interest (calculated at the Interest Rate in accordance with Condition 5) accrued from and including the Issue Date up to but excluding the Extended Maturity Date.

8.3	Early Redemption

Without the prior written consent of the Holder, the Issuer shall not redeem all or any part of the Note prior to the Maturity Date or the Extended Maturity Date, as the case may be. Notwithstanding Condition 8.1 and 8.2, upon the occurrence of an Event of Default or an Early Redemption Event, the Holder shall have a right (but not an obligation) to require, by lodging a Redemption Notice (substantially in the form set out in Exhibit III) to the Issuer in accordance with Condition 14, and the Issuer after receiving such Redemption Notice shall, redeem the Note on a Business Date as specified in the Redemption Notice (provided that in the event of the Early Redemption Event specified in 8.3(iii) below, the Holder shall lodge the Redemption Notice at least ten (10) Business Days prior to the redemption date specified in the Redemption Notice) and the amount payable upon such redemption shall be the sum total of the outstanding principal amount under the Note together with any and all unpaid interest (calculated at the Interest Rate in accordance with Condition 5) accrued from and including the Issue Date up to but excluding the date on which such principal amount and interest is fully paid by the Issuer. An “Early Redemption Event” shall mean after the First Year of Issue Date:

(i)	the occurrence of the closing of a Trade Sale;

(ii)	the issuance of any Capital Stock of Listco or other securities exchangeable or convertible into Capital Stock of Listco or any other Group Company (the “New Securities”), provided the redemption right in the event of the issuance of such New Securities shall only be exercisable within 30 days after the later of (i) the date of issuance of such New Securities and (ii) the date when the Holder becomes aware of such issuance;

(iii)	the last day of every three (3) calendar months (i.e., January 31, 2015, April 30, 2015, July 31, 2015 and October 21, 2015).

8.4	Cancellation

The Note which is redeemed by the Issuer or exchanged by the Holder will forthwith be cancelled and such Note may not be reissued or resold.

9.	Liability Cap

Notwithstanding and superseding anything in these Conditions and any Transaction Documents to the contrary, for so long as the Issuer Share Charge remains legal, binding and enforceable in accordance with the terms thereof, the maximum aggregate liability of the Issuer in aggregate under this Note for any and all losses, claims, costs, liabilities, expenses or damages (“Losses”) arising in whole or in part out of any breach or default under this Note by the Issuer shall be limited to the Charged Property, and a Noteholder cannot claim against any properties of the Issuer other than the Charged Property for breach of or default under this Note.

10.	Anti-Corruption

The Issuer undertakes that it shall not, and shall not permit any of its Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of the Foreign Corrupt Practices Act of 1977 of the United States (“FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Issuer further undertakes that it shall, and shall cause each of its Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Issuer, its Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

11.	Taxation

All payments made by the Issuer with respect to the Note will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any authority thereof or therein having power to tax (each, a “Taxing Jurisdiction”), unless deduction or withholding of such taxes, duties, assessments or governmental charges is required by Applicable Laws and the Issuer shall provide reasonable documents evidencing the requirements on such tax deduction or withholding upon request prior to or promptly after any such payment under the Note by the Issuer.

12.	Event of Default

So long as the Note remains outstanding, the Issuer shall provide to the Holder, as soon as possible and in any event within seven (7) Business Days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default (as defined below), or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Issuer with respect thereto.

For so long as the Note is outstanding, the Holder at its sole discretion may, give notice to the Issuer that the Note is, and it shall accordingly thereby become, immediately due and repayable without further formality at an amount equal to the redemption amount provided under Condition 8.3, if any of the following events (each, an “Event of Default”) occurs:

(a)	the Issuer shall fail to pay any principal or interest accrued in respect of the Note (except where such failure to pay is caused by administrative or technical error and payment is made within five (5) Business Days of its due date);

(b)	the Issuer shall fail to deliver any Exchange Shares in accordance with Condition 6;

(c)	the Issuer shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature and such debts exceed US$1,000,000, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; and

(d)	proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Issuer, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Issuer, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

13.	Enforcement

At any time after the Note has become due and repayable, the Holder may at its sole discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Note and to enforce the provisions of these Conditions.

14.	Notices

14.1	Any notice or other communication to be given or made under the Note shall be in writing and shall be given or made by facsimile, by first class pre-paid post, by electronic mail, by courier or personally delivered. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of the Note. If so given or made by facsimile or electronic mail, such notice or communication shall be deemed received on the date of despatch (provided that if the time of the receipt in the recipient’s country is outside 9:30 a.m. to 5:30 p.m. of a normal working day in the recipient’s country, the time of the receipt shall be deemed as 9:30 a.m. on the next working day); if so given or made by post to an address in the PRC, shall be deemed to be received five (5) Business Days after the date of despatch; if so given or made by air-mail to an address outside the PRC, shall be deemed received seven (7) Business Days after the date of despatch; and if so given or made by courier or personally delivered, shall be deemed received at the time of delivery.

14.2	The relevant address and facsimile number of the Issuer for the purpose of notices and communications are as follows:

Address	Email	Facsimile Number	Attention

500.com Building,	gengj@500wan.com	0755-83796070	Geng Jin
Shenxiangling Sports Center,
Longgang District, Shenzhen,
518115, People’s Republic of
China

14.3	The relevant address, facsimile number and contact person of the Holder for the purpose of notices and communications shall be as set out in the Register of Noteholders.

15.	Amendment and Modification

The terms and conditions of the Note may only be varied, modified, expanded or amended by agreement in writing among the Issuer and the Holder.

16.	Assignment

16.1	This Certificate shall be binding upon and inure for the benefit of the successors of the parties hereto. The Holder (and any permitted assignee of Holder and subsequent permitted assignee thereof) may at any time assign the right to receive repayment of outstanding principal on maturity of this Note and the payment of interest pursuant to Condition 5 hereunder (the “Payment Assignee”) upon providing written notice to the Issuer.

16.2

Subject to Section 16.1, any Payment Assignee of the Holder may enforce any right or benefit assigned to it as if it had been named in this Certificate as the Holder and as if it had subscribed the Note (or the appropriate proportion thereof) and upon the other terms of this Certificate and had thereby sustained all diminutions of value, losses and expenses in consequence of such acquisition as have been sustained by the Holder but such assignee shall not be entitled to recover any amount under this Certificate to the extent that it has already been recovered by the Holder or another Payment Assignee.

16.3	Subject to Section 16.1, any Payment Assignee of the Holder (or subsequent Payment Assignee thereof) shall be entitled to enforce the benefits conferred upon it by such assignment and this Condition 16 directly against the Issuer and for that purpose each such assignee shall be entitled to the benefit of and be subject to all the provisions of this Certificate in any way relevant to the rights assigned to it and conferred upon it by this Condition 16. The consent of such Payment Assignee shall be required to any amendment to or the rescission of this Certificate.

17.	No Waiver of Holder’s Rights

No omission or delay by the Holder in exercising any rights under the Note shall operate as a waiver, and the single or partial exercise of any such right or rights shall not preclude any other further exercise of such right or rights.

18.	Governing law and jurisdiction

18.1	This Note is governed by and shall be construed in accordance with the laws of Hong Kong.

18.2	Any suit, action or proceeding arising out of or based upon this Note shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “Arbitration Rules”). The parties agree to (i) waive, to the fullest extent it may effectively do so, any objection which it may now or hereinafter have to the laying of venue of any such arbitration, and (ii) submit to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice Hong Kong law. The arbitration shall be conducted in Chinese. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

EXHIBIT I

FORM OF TRANSFER

Power Profit Group Limited

8% Senior Secured Exchangeable Note due October 21, 2015

in aggregate principal amount of US$5,000,000

To: Power Profit Group Limited (“Issuer”)

FOR VALUE RECEIVED the undersigned hereby transfers to [name] (“Transferee”) of [address] US$[*] nominal principal amount of the Note in respect of which the attached Certificate is issued (specify Certificate serial number / identification number, and nominal amount), and all rights in respect thereof.

All payments in respect of the Note hereby transferred are to be made (unless otherwise instructed by the Transferee) to the following account, which shall (until further notice) be the registered account of the Transferee for the purposes of Condition 7.2:

Name of bank:

US$ account number:

For the account of:

Terms defined in the Conditions attached to the Note shall have the same meaning in this Transfer Form.

We, the Transferee, hereby undertakes to and covenants with the Issuer to be bound by the Conditions and to perform and observe all undertakings and covenants contained in the Conditions that are to be performed and observed by the Holder.

Transferor’s name	Transferee’s name

Transferor’s signature	Transferee’s signature

Transferor’s witness	Transferee’s witness

EXHIBIT II

FORM OF EXCHANGE NOTICE

Power Profit Group Limited

8% Senior Secured Exchangeable Note due October 21, 2015

in aggregate principal amount of up to US$5,000,000

To: Power Profit Group Limited (“Issuer”)

Date:

We, being the registered holder of the Note represented by the attached Certificate (specifying Certificate serial no / identification no. and nominal principal amount):

(1)	hereby give notice to exchange US$[*] of the outstanding principal amount of the Note plus any and all accrued (but unpaid) interest under the Note for the required number of Exchange Shares, being fully-paid [ordinary shares] in the capital of 500.com Limited subject to and in accordance with the Conditions;

(2)	request that:

(a)	the required number of Exchange Shares be transferred to [us/[insert name of nominee], as our nominee] and the certificate for the Exchange Shares be delivered to the recipient whose name and address are given below:

Name of recipient:	Address of recipient:

(b)	a balancing Certificate (if any) in registered form in respect of the balance principal amount of the Note represented by the attached Certificate be issued and delivered to us at our registered address.

An instrument of transfer in respect of the Exchange Shares duly signed by us or our nominee as transferee is attached.

[In case the Holder requests the Exchange Shares be transferred to its nominee, insert the following confirmation: We confirm that the person named above as our nominee to accept your transfer of the Exchange Shares will hold the Exchange Shares as our trustee and that such person will continue to be our nominee in respect of the Exchange Shares held by it until we sell or otherwise dispose of our beneficial interest in those Exchange Shares.]

Terms defined in the Conditions attached to the Notice shall have the same meaning in this Exchange Notice.

Name of Holder

Exhibit III

FORM OF REDEMPTION NOTICE

Power Profit Group Limited

8% Senior Secured Exchangeable Note due October 21, 2015

in aggregate principal amount of up to US$5,000,000

To: Power Profit Group Limited (“Issuer”)

Date:

We, being the registered holder(s) of the Note represented by the attached Certificate (specifying certificate serial no./ identification no., and nominal principal amount), hereby give notice that we exercise our option to redeem such Note pursuant to Condition 8.3 and require the Issuer to repay the whole of the principal amount of such Note, together with accrued interest thereon, on [date] in accordance with the Conditions.

We request you to pay to us in the manner authorized below the moneys to which we become entitled pursuant to this Notice.

We request you to pay the said sum by telegraphic transfer to the bank account(s) set out below:

[Insert bank account(s) details]

Terms defined in the Conditions attached to the Note shall have the same meaning in this Redemption Notice.

Name of Holder

EXHIBIT B

COPY OF ISSUER SHARE CHARGE

SHARE CHARGE

BY:

Power Profit Group Limited

(as Chargor)

AND

Sequoia Capital 2010 CGF Holdco, Ltd.

(as Chargee)

THIS SHARE CHARGE (this “Charge”) is made on October 21, 2013

BY:

(1)	Power Profit Group Limited, a company incorporated under the laws of British Virgin Islands (the “Chargor”); and

(2)	Sequoia Capital 2010 CGF Holdco, Ltd., an exempted company incorporated with limited liability incorporated under the laws of Cayman Islands (the “Chargee”).

WHEREAS:

(A)	The Chargor and the Chargee have entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which the Chargor agrees to issue to the Chargee, and the Chargee agrees to purchase from the Chargor, certain secured exchangeable note in the principal amount of US$5 million (the “Note”) under the terms and conditions thereof.

(B)	As security for the Secured Obligations, the Chargor has agreed to charge its interest in the Charged Property in favor of the Chargee.

(C)	It is a condition precedent to the consummation of the transactions contemplated under the Note Purchase Agreement that the Chargor shall execute this Charge in favour of the Chargee, and this Charge is executed by the Chargor in consideration of the Chargee agreeing to enter into the Note Purchase Agreement and perform its obligations under the Note Purchase Agreement and the Notes, and for other good and valuable consideration (the sufficiency of which the Chargor hereby acknowledges).

NOW THIS CHARGE WITNESSES as follows:

1	INTERPRETATION

1.1	In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Affiliate”	of any specified Person means: (a) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted) or any trust formed and maintained solely for the benefit of such Person, such Person’s spouse and/or such lineal descendants, (b) in the case of any Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any other Person who is a director or executive officer of (A) such specified Person, (B) any Subsidiary of such specified Person, or (C) any Person described in clause (b)(i) above. For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day”	means a day on which registered banks are open for general banking business, other than a Saturday, Sunday or statutory holiday, in the British Virgin Islands, Cayman Islands, PRC, the State of California and Hong Kong.

“Charge”	means this Charge.

“Charged Property”	means the Charged Shares and all and any other property that may at any time be receivable by or otherwise distributed to the Chargor in substitution for, or in addition to, or in exchange for any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization or amalgamation of the Listco with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares.

“Charged Shares”	means that 4,615,364 Ordinary Shares of the Listco held by the Chargor, which shall represent approximately 2% of the issued and outstanding share capital of the Listco, calculated based on the assumption that the Listco’s issued and outstanding share capital consists of 230,768,220 Ordinary Shares as of the date hereof.

“Encumbrance”	means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and- leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same.

“ESOP”	means the employee share incentive plan of the Listco adopted by the board of directors and shareholders of Listco, as amended.

“Event of Default”	means any breach of the Secured Obligations

“Listco”	means 500.com Limited, an exempted company established under the laws of the Cayman Islands.

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“Ordinary Share”	means any ordinary share of the Listco, par value of US$0.00005 per share.

“Parties”	means the parties to this Charge collectively; “Party” means any one of them.

“Secured Obligations”	means (i) the obligation of the Chargor to pay the principal amount and all accrued interests under the Notes, and (ii) the obligation of the Chargor to transfer and deliver any and all of the Exchange Shares upon the exercise of the Exchange Rights (as defined under the Note) pursuant to the terms of the Note.

“Security Period”	means the period commencing on the date of execution of this Charge and terminating upon the payment or discharge in full of the Secured Obligations.

1.2	In this Charge unless the context otherwise requires:

1.2.1	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.2	references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses hereof or paragraphs of the schedule in which the reference appears;

1.2.3	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.4	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

1.2.5	references to assets include property, rights and assets of every description; and

1.2.6	references to any document are to be construed as references to such document as amended or supplemented from time to time.

1.3	The Schedules are part of this Charge and shall have effect accordingly.

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2	CHARGOR’S REPRESENTATIONS AND WARRANTIES

The Chargor hereby represents and warrants to the Chargee that, as of the date of execution of this Charge:

2.1	the Chargor is the legal and beneficial owner of all of the Charged Property free from any Encumbrance (other than those created by this Charge) and any options or rights of pre-emptive (except with respect to which option or right a waiver has been duly obtained from the holder of such option or right);

2.2	the Charged Shares constitutes approximately 2% of the issued and outstanding share capital of the Listco, calculated based on the assumption that the Listco’s issued and outstanding share capital consists of 230,768,220 Ordinary Shares as of the date hereof;

2.3	the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

2.4	this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

2.5	the Charged Shares are validly issued and fully paid up and are free and clear of all Encumbrances otherwise than pursuant to this Charge;

2.6	the Charged Property are not liable to any call, assessment or demand of any kind and the Chargor has not granted any right or option whatsoever to call for the issue of any further shares in the capital of the Chargor;

2.7	the security created hereby constitutes a valid and first ranking security enforceable in accordance with the terms hereof over all Charged Property as security for the discharge of the Secured Obligations, which is not subject to any prior or equal ranking claim, right or interest of any other person at law or in equity;

2.8	with respect to the Chargor, the entry into and performance by the Chargor of this Charge does not violate (i) any law or regulation of any governmental or official authority, or (ii) any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets; and

2.9	all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge by the Chargor have been obtained and are in full force and effect.

3	CHARGOR’S COVENANTS

The Chargor hereby covenants with the Chargee:

3.1	to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Charge to be payable by the Chargor or to be recoverable from the Chargor by the Chargee at the times and in the manner specified in this Charge, provided that the liability of the Chargor under this clause shall be limited to the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the Chargee;

3.2	that the Chargor will not without the prior written consent of the Chargee:

3.2.1	permit any person other than the Chargor, the Chargee or any transferee nominated by the Chargee on enforcement of this Charge to be the registered holder of any of the Charged Property; or

3.2.2	permit any variation of the rights attaching to the Charged Property.

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4	SECURITY

4.1	In consideration of the Chargee purchasing the Notes and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges to the Chargee by way of a first fixed charge all of the right, title and interest in and to the Charged Property.

4.2	For purposes of enforcing this Charge upon the occurrence of an Event of Default, the Chargor hereby agrees to deliver, or cause to be delivered to the Chargee:

4.2.1	duly executed undated share transfers in respect of the Charged Property in favour of the Chargee or its nominees in the form set out in Exhibit 1 on the date hereof;

4.2.2	an executed irrevocable proxy made in respect of the Charged Property in favour of the Chargee in respect of all general meetings of the Listco in the form set out in Exhibit 2 on the date hereof; and

4.2.3	all share certificates representing the Charged Shares within ten (10) Business Days from the date hereof.

4.3	The Chargor hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Charged Property (subject only to the Encumbrance hereby created) and that it will not:

4.3.1	create or suffer the creation of any Encumbrance (other than those created by this Charge) on or in respect of the whole of any part of the Charged Property or any of its interest therein; or

4.3.2	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property (other than with respect to the dividend or distribution payments described in Clause 5.1.2);

in any such case without the prior consent in writing of the Chargee.

4.4	The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

4.5	Subject to Clause 4.1, on the date that the Secured Obligations have been satisfied in full in favor of the Chargee, (i) this Charge and the Encumbrance created hereunder shall terminate and be of no force and effect, (ii) the Encumbrance on the Charged Property created by this Charge shall be automatically released and discharged, and (iii) the Chargee shall immediately return any and all of the documents specified in Clause 4.2 to the Chargor and do all things reasonably requested by the Chargor as necessary to effect the release of this Charge.

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5	DEALINGS WITH CHARGED PROPERTY

5.1	Unless and until an Event of Default has occurred:

5.1.1	the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge;

5.1.2	the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof; and

5.1.3	the Chargor shall be entitled to receive all notices pertaining to the Charged Property.

5.2	The Chargor shall pay all calls, installments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property and the Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.3	The Chargee shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

6	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

6.1.1	the security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;

6.1.3	no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient;

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6.1.4	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given;

6.1.5	until the Secured Obligations have been fully satisfied and discharged in full pursuant to the Notes, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving the Chargor and the Chargee (whether such relationship or transaction shall constitute the Chargor a creditor of the Chargee, a guarantor of the obligations of the Chargee or a party subrogated to the rights of others against the Chargee or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by or for the account of the Chargee;

(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)	exercise any right of set-off or counterclaim against the Chargee or any such co-surety;

(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from the Chargee or any such co-surety; or

(e)	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the Chargee or any such co-surety in competition with the Chargee.

6.1.6	The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.2	Any settlement or discharge under this Charge between the Chargee and the Chargor shall be conditional upon no Encumbrance created hereunder or payment to the Chargee by the Chargor being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

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7	ENFORCEMENT OF SECURITY

7.1	Upon the occurrence of an Event of Default, the Encumbrance hereby constituted shall become immediately enforceable and the Chargee, at any time thereafter, without further notice to or consultation with or consent of the Chargor may:

7.1.1	take possession of the Charged Property or any part thereof or otherwise exercise in relation to the Charged Property or any part thereof all of the rights of a registered and beneficial owner;

7.1.2	solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargee may think fit;

7.1.3	receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Chargee, until applied in the manner described in Clause 7.3, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand;

7.1.4	sell, transfer, grant option over or otherwise dispose of or appropriate to its own use and benefit (the last mentioned being treated as a sale at fair market value less costs incurred in such sale) the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may reasonably determine in good faith, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

7.1.5	complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting the name(s) of the transferee(s) of the Charged Property.

7.2	Upon any sale by the Chargee of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

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7.3	All proceeds received by the Chargee pursuant to this Charge shall be held by it upon trust in the first place to pay or make good all such reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Chargee in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

7.3.1	FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Chargee shall think fit;

7.3.2	SECONDLY: the surplus (if any) shall be promptly paid to the Chargor or to whosoever else may be entitled thereto.

If any proceeds received by the Chargee pursuant to this Charge are in the form other than cash or marketable securities, the value of such proceeds shall be mutually agreed by the Chargor and the Chargee, or by an independent expert jointly appointed by the Chargor and the Chargee, the determination of whom shall be, in the absence of manifest error, conclusive and binding upon the Parties hereto.

7.4	Neither the Chargee nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or willful misconduct; however, in no event shall the Chargee be liable for consequential damages.

7.5	The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.6	The Chargee shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by installments) as it determines in good faith.

7.7	The Chargor shall not have any claim against the Chargee or its nominee in respect of any loss arising out of any such sale or any postponement of sale howsoever caused, and whether or not a better price could or might have been obtained upon the sale of the Charged Property (or any of them) by deferring or advancing the date of such sale or otherwise howsoever.

7.8	Notwithstanding anything herein to the contrary, the Chargee’s sole and exclusive remedy against the Chargor for any Event of Default is to take possession and dispose of Charged Property, provided that the time, place, price, manner and procedure of such disposal shall be determined by the Chargee as it shall reasonably determine in good faith.

8	FURTHER ASSURANCES

8.1	The Chargor shall execute and do all such assurances, acts and things as the Chargee in good faith may reasonably require for:

8.1.1	perfecting, protecting or ensuring the priority of the Encumbrance hereby created (or intended to be created);

8.1.2	preserving or protecting any of the rights of the Chargee under this Charge;

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8.1.3	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee or assignees of the Chargee;

8.1.4	facilitating the appropriation or realisation of the Charged Share or any part thereof; or

8.1.5	exercising any power, authority or discretion vested in the Chargee under this Charge,

in any such case forthwith upon reasonable demand by the Chargee and at the expense of the Chargee.

8.2	The Chargor shall promptly upon issuance of the Note and in any event within 14 days upon issuance of the Note, procure that this Charge and the particulars hereof be entered into the register of charges of the Chargor maintained at its registered office or its registered agent and file the register of charges containing such particulars with the Register of Corporate Affairs pursuant to the BVI Business companies Act 2004.

9	NOTICES

Any notice required or permitted by this Charge shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or by fax (upon customary confirmation of receipt), or 48 hours after being deposited with an internationally-recognized courier, with delivery fees prepaid, addressed to the party to be notified at such party’s address.

10	POWER OF ATTORNEY

10.1	The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, pursuant to the Power of Attorney Law (1996 Revision) hereby irrevocably appoints the Chargee and the persons deriving title under it to be its attorney:

10.1.1	to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

10.1.2	to take and institute on non-payment all steps and proceedings in the name of the Chargor for the recovery of such moneys, property and assets hereby charged and to agree accounts; and

10.1.3	otherwise generally to act for it and in its name and on its behalf and as its act and deed or otherwise to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

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10.2	The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

10.3	The power conferred to the Chargor under this Condition 10 may only be exercised by the Chargee upon the occurrence of an Event of Default and for so long as the same continues.

11	ASSIGNMENTS

11.1	This Charge shall be binding upon and shall inure to the benefit of the Chargor and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

11.2	The Chargor may not assign, transfer or otherwise dispose of all or any part of its rights and/or obligations under this Charge.

11.3	Subject to the relevant terms and conditions of the Notes, if the Chargee assigns or transfers all or any of its rights in respect of its legal entitlement in respect of the outstanding principal amount payable by the Chargor under the Notes to another person, the parties hereunder shall procure that such assignee shall assume the benefit of this Charge in the place of the Chargee.

11.4	The Chargee may not assign or transfer all or any part of its rights or obligations under this Charge with respect to the Chargor to any assignee or transferee without the prior written consent of the Chargor, provided that no such consent shall be required if (i) an Event of Default affecting the Chargor has occurred and is continuing, or (ii) the transferee is an Affiliate of the Chargee. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

12	MISCELLANEOUS

12.1	The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit.

12.2	If any of the clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

12.3	This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

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12.4	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

12.5	This Charge may be executed in counterparts, through electronic signatures or facsimile, each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

13	LAW AND JURISDICTION

This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands.

14	DISPUTE RESOLUTION

The Parties agree to negotiate in good faith to resolve any dispute between them arising out of or in connection with this Charge. If the negotiations do not resolve any dispute to the reasonable satisfaction of all Parties within thirty (30) days, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated herein by reference. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

[Signature Page to Follow]

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IN WITNESS whereof the Parties hereto have caused this Charge to be duly executed as a Deed the day and year first before written.

EXECUTED AS A DEED by	)
	)	Duly Authorised Signatory
POWER PROFIT GROUP LIMITED	)
	)	Name:	Heping Wan
)
	)	Title:	Director
)

in the presence of:

Signature of Witness

Name:

[Signature Page to Share Charge]

IN WITNESS whereof the Parties hereto have caused this Charge to be duly executed as a Deed the day and year first before written.

EXECUTED AS A DEED BY SEQUOIA	)
CAPITAL 2010 CGF HOLDCO, LTD.:	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

[Signature Page to Share Charge]

EXHIBIT 1

SHARE TRANSFER FORM

FOR VALUE RECEIVED, Power Profit Group Limited (the “Transferor”) hereby transfers unto                      (the “Transferee”) of                      shares of 500.com Limited (the “Company”), standing in Transferor’s name in the Register of Members of the Company.

Signed by the Transferor

Name:
Title:	Director

in the presence of:

WITNESS

Dated this day of

Signed by the Transferee

Name:
Title:

in the presence of:

WITNESS

Dated this day of

EXHIBIT 2

IRREVOCABLE PROXY

We, Power Profit Group Limited (the “Shareholder”) being the holder of the                  shares of 500.com Limited (the “Company”), which are charged pursuant to the deed of share charge (the “Charge”) dated October     , 2013 between the Shareholder and Sequoia Capital 2010 CGF Holdco, Ltd. (the “Proxy Holder”), hereby appoint the Proxy Holder our true and lawful attorney, representative and proxy of the Shareholder for and in the Shareholder’s name, place and stead to attend all meetings of the shareholders of the Company and to vote in respect of                  shares of the Company and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) for a period beginning on an Event of Default (as defined in the Charge) and ending on the full discharge of the security created by the Charge.

The Shareholder hereby affirms that this proxy is IRREVOCABLE and is coupled with an interest.

The Shareholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

If at any time this proxy shall or for any reason be ineffective or unenforceable or fail to provide the Proxy Holder with the rights or the control over the Shareholder’s shares of the Company purported to be provided herein, the Shareholder shall execute a replacement instrument which provides the Proxy Holder with substantially the same control over the Company as contemplated herein. This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Shareholder irrevocably submits to the jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

Executed and Delivered as a Deed

For and on behalf of

Power Profit Group Limited

Name:

This day of , 201